Exhibit 99.1

NEWS RELEASE for February 11, 2005
Contact:    Michael Mason (investors)                 Eric Friedman, CFO
            Allen & Caron Inc.                        Integrated BioPharma, Inc.
            212 691 8087                              888 319 6962
            michaelm@allencaron.com                   e.friedman@chemintl.com
            Brian Kennedy (media)
            brian@allencaron.com

                   INTEGRATED BIOPHARMA REPORTS SECOND QUARTER
                         AND SIX MONTH FINANCIAL RESULTS

     HILLSIDE, NJ (February 11, 2005) Integrated BioPharma, Inc. (AMEX:INB) announced its financial results for the second quarter and the six months ended December 31, 2004.

     Revenues increased approximately six percent to $12,535,544 from $11,829,832 for the six months ended December 31, 2004 and 2003 respectively. Total net loss for the six months ended December 31, 2004, was $5,715,877 or
$0.46  per  share  on  12,555,560  shares  outstanding  compared  to a  loss  of
$1,313,046 or $0.13 per share on 10,413,649 shares outstanding for the comparable quarter of last year. The $4.4 million increase in net loss for the six months was due to a cash dividend of $247,014 to preferred stockholders and a $1,166,000 non-cash deemed preferred stock dividend, approximately $800,000 increase in operating loss in the Paxis Pharmaceutical Inc. subsidiary, a $600,000 operating loss in the newly acquired Hauser CRO subsidiary and an increase in various selling and administrative expenses including consulting and professional fees, advertising and salaries.

     Second quarter revenues decreased approximately six percent to $6,419,508 from $6,849,826 for the same period a year ago. The Company's net loss was $3,257,758 for the second quarter of 2004 as compared to $461,751. The $2.8 million increase in net loss can be attributed to a $1 million increase in operating loss in the Paxis Pharmaceuticals, Inc. subsidiary, a $600,000 operating loss in the newly acquired Hauser CRO subsidiary, and increases in selling and administrative expenses including consulting and professional fees, advertising and salaries.

     On February 10, 2005 the Company received an additional $2.5 million cash payment as part of a previously disclosed class action lawsuit on behalf of direct purchasers of vitamin products.

Financial results for the six months ended December 31, 2004:


                                                                         For the Six Months Ended
                                                                 December 31, 2004      December 31, 2003


Total Revenue                                                   $        12,535,544     $       11,829,832
Cost of Sales                                                            11,466,891              8,766,979
                                                                -------------------     ------------------
Gross Profit                                                              1,068,653              3,062,853
                                                                -------------------     ------------------
Paxis Pharmaceuticals, Inc. Start Up Costs                                       --              1,671,354
Selling and Administrative Expenses                                       5,413,283              2,684,713
                                                                -------------------     ------------------
Total Selling and Administrative Expenses                                 5,413,283              4,356,067
                                                                -------------------     ------------------
Pretax Operating (Loss)                                                 (4,344,630)            (1,293,214)
Other Income (Expense)                                                       39,880                244,293
                                                                -------------------     ------------------
(Loss) Before Income Taxes and minority interest                        (4,304,750)            (1,048,921)
                                                                -------------------     ------------------
Provision for Income Taxes                                                 (22,873)                 74,125
                                                                -------------------     ------------------
Net (Loss) before minority interest                                     (4,281,877)            (1,123,046)
Minority interest in income of consolidated subsidiary
                                                                           (20,986)                     --
Net [Loss]                                                              (4,302,863)            (1,123,046)
Accretion of Preferred Stock Dividends                                           --              (190,000)
Non-cash deemed dividend on Preferred Stock (1)                         (1,166,000)                     --
Preferred Stock Dividend (2)                                              (247,014)                     --
                                                                -------------------     ------------------
Net Loss applicable to common shareholders                      $       (5,715,877)     $      (1,313,046)
                                                                ===================     ==================
Diluted EPS                                                     $            (0.46)     $           (0.13)
                                                                ===================     ==================
Average Common Shares
Outstanding-fully diluted                                                12,555,560             10,413,649
                                                                ===================     ==================


Financial results for the quarter ended December 31, 2004:

                                                                        For the Three Months Ended
                                                                 December 31, 2004      December 31, 2003

Total Revenue                                                   $         6,419,508     $        6,849,826
Cost of Sales                                                             5,867,380              4,804,299
                                                                -------------------     ------------------
Gross Profit                                                                552,128              2,045,527
                                                                -------------------     ------------------
Paxis Pharmaceuticals, Inc. Start Up Costs                                       --              1,051,047
Selling and Administrative Expenses                                       3,110,346              1,421,646
                                                                -------------------     ------------------
Total Selling and Administrative Expenses                                 3,110,346              2,472,693
                                                                -------------------     ------------------
Pretax Operating (Loss)                                                 (2,558,218)
                                                                                                 (427,166)
Other Income (Expense)                                                        5,333                157,715
                                                                -------------------     ------------------
(Loss) Before Income Taxes and minority interest                        (2,552,885)              (269,451)
                                                                -------------------     ------------------
Provision for Income Taxes                                                 (22,620)                 97,300
                                                                -------------------     ------------------
Net (Loss) before minority interest                                     (2,530,265)              (366,751)
Minority interest in income of consolidated subsidiary
                                                                           (20,986)                     --
Net [Loss]                                                              (2,551,251)              (366,751)
Accretion of Preferred Stock Dividends                                           --               (95,000)
Non-cash deemed dividend on Preferred Stock (1)                           (583,000)                     --
Preferred Stock Dividend (2)                                              (123,507)                     --
                                                                -------------------     ------------------
Net Loss applicable to common shareholders                      $       (3,257,758)     $        (461,751)
                                                                ===================     ==================
Diluted EPS                                                     $            (0.26)     $           (0.04)
                                                                ===================     ==================
Average Common Shares
Outstanding-fully diluted                                                12,570,124             10,521,942
                                                                ===================     ==================


     (1) Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series B redeemable convertible preferred stock.

     (2) 7 percent dividend on Series B redeemable convertible preferred stock.

About Integrated BioPharma Inc (INB)

     INB serves the pharmaceutical, biotech and nutraceutical industries. INB's biotech subsidiary, INB:Biotechnologies, Inc. is developing human therapeutics and preventive compounds using a transient gene expression system and transgenic plant technology. INB's pharmaceutical subsidiary, Paxis Pharmaceuticals, Inc., develops and operates a state-of-the-art GMP facility for the production and sale of paclitaxel and related drugs. INB's nutraceutical subsidiary, Manhattan Drug, develops, manufactures and distributes more than 130 products worldwide. Further information is available atwww.iBioPharma.com.

     Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential risk factors that could affect the company's financial results can be found in the company's Reports filed with the Securities and Exchange Commission.